Exhibit 99.1

Chanticleer Averages 12% Same Store Sales Increase For Hooters Locations in the Pacific Northwest; Receive Highest Customer Experience Rating of Over 100 Restaurants In Hooters Domestic Franchise System

Charlotte, NC — September 14, 2015 — Chanticleer Holdings, Inc. (Nasdaq: HOTR) (“Chanticleer” or the “Company”), owner and operator of multiple restaurant brands internationally and domestically, today announced that year-to-date same store sales through August 2015 for its domestic Hooters stores increased approximately 12%, including growth of 13.8% for its Hooters location in Tacoma, WA, and 10.0% for its Hooters location in Portland (Jantzen Beach), OR.

Mike Pruitt, Chairman and CEO of Chanticleer Holdings, commented, “Chanticleer is a leading franchisee of Hooters around the globe and our U.S. stores are performing particularly well. In fact, Hooters of America ranks them as the top two domestic Hooters franchise restaurants out of 117 stores based on multiple criteria including sales and customer experience. The success of our two domestic Hooters restaurants is a testament to our strong team in the U.S., led by Adrian Oca in the Pacific Northwest. We look forward to continuing to expand our Hooters business in the Pacific Northwest and to increasing our footprint in the region with the close of our acquisition of Little Big Burger.”

Peter Servold, SVP Franchise Operations, Hooters of America commented, “Adrian Oca provides strong leadership in his Pacific Northwest Hooters restaurants. Those stores have held the number 1 spot in the guest experience scorecard for 2 straight years. Same store sales are up year after year as the guests continue to support the Hooters Brand over all the competition.”

About Chanticleer Holdings, Inc.

Headquartered in Charlotte, NC, Chanticleer Holdings (HOTR), together with its subsidiaries, owns and operates restaurant brands in the United States and internationally. The Company is a franchisee owner of Hooters® restaurants in international markets including Australia, South Africa, and Europe, and two Hooters restaurants in the United States. The Company also owns and operates American Burger Co., BGR the Burger Joint, BT’s Burger Joint and owns a majority interest in Just Fresh restaurants in the U.S.

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Contact Information:

Chanticleer Holdings, Inc.

Investor Relations

Phone 704.366.5122

ir@chanticleerholdings.com

Investor Relations

John Nesbett/Jennifer Belodeau

Institutional Marketing Services (IMS)

Phone 203.972.9200

jnesbett@institutionalms.com